CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated September 25, 2002, relating to the balance sheets of Copyright Media Corporation of Nevada as of June 30, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Bradshaw, Smith & Co., LLP

Las Vegas, Nevada
November 20, 2002